EXHIBIT 10.3

                            Share Allotment Agreement

This Share Allotment Agreement ("Share Agreement") is effective as of November 24, 2003 (the "Effective Date") by and between IP Learn, LLC, a California limited liability company ("IpLearn"), and Daniel S. Mount, an individual, on the one hand, and DigitalThink, Inc., a Delaware corporation ("DigitalThink" or "Licensee"), on the other hand. IpLearn, Daniel S. Mount and Licensee are sometimes referred to in this Share Agreement as a "Party" and collectively as the "Parties."

                                    RECITALS

WHEREAS, IpLearn and DigitalThink have entered into a Settlement And License Agreement dated November 21, 2003 (the "Settlement Agreement"); and

WHEREAS, as partial consideration for certain licenses and releases granted by IpLearn to DigitalThink under the Settlement Agreement, DigitalThink has agreed to issue a certain amount of shares of its common stock to IpLearn and its designees, as set forth herein;

NOW, THEREFORE, in consideration of the Settlement Agreement and the terms and conditions set forth below, the Parties agree as follows:

1. Current Capitalization of DigitalThink; Authority of DigitalThink. DigitalThink represents that, as of the date immediately preceding the Effective Date, DigitalThink has issued and has outstanding a total of 49,223,353 shares of common stock. DigitalThink has the power and authority to execute, deliver and perform the terms and provisions of this Share Agreement and has taken all action necessary to authorize the execution, delivery and performance of the transactions contemplated in this Share Agreement. No other corporate proceeding on the part of DigitalThink will be necessary for such authorization, execution, delivery and consummation. DigitalThink has duly executed and delivered this Share Agreement. This Share Agreement constitutes a legal, valid and binding obligation of DigitalThink, enforceable against DigitalThink in accordance with their respective terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and except as enforcement (a) may be limited by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally; (b) is subject to general principles of equity and similar principles, including without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or law; or (c) is subject to the effect of public policy.

2. Issuance of DigitalThink Shares. As soon as possible, and in any event no later than thirty (30) days after the Effective Date, DigitalThink shall issue to IpLearn and its designees identified below 287,784 shares of DigitalThink common stock (the "DigitalThink Shares"). In accordance with IpLearn's request, the DigitalThink Shares will be issued as follows:

(a)  178,427 of the DigitalThink Shares to IpLearn, and

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(b)  109,357 of the DigitalThink shares to Daniel S. Mount.

The  DigitalThink Shares when issued will be fully paid and non-assessable.

3. Sale of DigitalThink Shares. Upon the effectiveness of a registration statement filed by Licensee under the Securities Act of 1933, as amended (the "Securities Act"), covering the sale of the DigitalThink Shares by IpLearn and Daniel S. Mount (the "Registration Effective Date"), IpLearn and Daniel S. Mount may sell the DigitalThink Shares pursuant to the following schedule:

(a) 28,548 of the DigitalThink Shares issued to IpLearn and 17,497 of the DigitalThink Shares issued to Daniel S. Mount may be sold after the later of (i) December 15, 2003 or (ii) the Registration Effective Date.

(b) 24,979 of the DigitalThink Shares issued to IpLearn and 15,309 of the DigitalThink Shares issued to Daniel S. Mount may be sold, on or after the 15th of each month, for each subsequent month following the month in which IpLearn and Daniel S. Mount were first able to sell DigitalThink Shares pursuant to Section 3(a), up to and including June 15, 2004.

To the extent that the maximum number of shares that can be sold in a given month is not sold by either IpLearn or Daniel S. Mount, such unsold shares may be added to the number of shares permitted to be sold in the following month.

4.   Registration of DigitalThink Shares.

(a) As soon as is practicable, but in no event later than thirty (30) days from the Effective Date of this Share Agreement, DigitalThink will take appropriate action to file with the SEC a registration statement in respect of the DigitalThink Shares (the "Registration Statement") pursuant to the Securities Act and qualify the DigitalThink Shares under all other applicable securities or Blue Sky laws of the United States on behalf of IpLearn and Daniel S. Mount. Upon filing the Registration Statement, DigitalThink will use commercially reasonable efforts to (i) cause the Registration Statement to be declared effective by the SEC as expeditiously as possible after filing and (ii) keep the Registration Statement effective with the SEC for the period beginning on the date that the Registration Statement is declared effective by the SEC and ending on the one (1) year anniversary of the date the DigitalThink Shares were delivered to IpLearn and Daniel S. Mount (the "Effective Period"). IpLearn and Daniel S. Mount acknowledge and agree that DigitalThink shall promptly notify them within three (3) business days upon the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and that while DigitalThink is correcting such prospectus included in the Registration Statement, each of IpLearn and Daniel S. Mount shall abstain from distributing the DigitalThink Shares pursuant to such Registration Statement. DigitalThink shall correct such prospectus by filing with the SEC an amended prospectus within thirty (30) days of such notification to IpLearn and Daniel S. Mount and shall use its commercially reasonable efforts to cause the amended prospectus to be declared effective by the SEC within sixty (60) days after filing. IpLearn's and Daniel S. Mount's sole and exclusive  remedy in the event they are damaged by their inability  to
     distribute   the   DigitalThink   Shares   pursuant  to  the Registration
     Statement for more than an aggregate of ninety (90) days during the Effective Period shall be the payment by DigitalThink of an amount per DigitalThink Share held by IpLearn or Daniel S. Mount, as applicable, equal to the difference between (i) the average of the per share closing prices of the DigitalThink common stock over the period beginning on the ninety-first (91st) day that IpLearn and Daniel S. Mount are unable to distribute their shares pursuant to the Registration Statement and ending on the trading day that the amended prospectus contained within such Registration Statement is declared effective by the SEC ("First NoDist Period"), or the average of the per share closing prices of the DT common stock over any subsequent period after the First NoDist Period during which IpLearn and Daniel S. Mount are unable to distribute their shares pursuant to the Registration Statement and ending on the trading day that the amended prospectus contained within such Registration Statement is declared effective by the SEC ("Subsequent NoDist Period") and
     (ii) the higher of the price per share at which such DigitalThink Shares are sold, or the price per share of DigitalThink common stock on the first trading day that the amended prospectus contained within such Registration Statement is declared effective by the SEC respectively after the First NoDist Period or Subsequent NoDist Period; provided that neither IpLearn nor Daniel S. Mount shall be entitled to any payment hereunder if the amount enumerated in (i) above is lower than the amount enumerated in (ii) above. Notwithstanding anything to the contrary contained herein, in no event will IpLearn's and/or Daniel S. Mount's inability to distribute the DigitalThink Shares pursuant to the Registration Statement for more than an aggregate of ninety (90) days during the Effective Period be deemed or considered a breach by DigitalThink of the Settlement Agreement or confer upon IpLearn any right to limit or terminate any of the rights of DigitalThink under the Settlement Agreement. All expenses associated with the preparation, filing and maintaining of the effectiveness of the Registration Statement and any Blue Sky or other qualifications under this Section will be borne by DigitalThink. DigitalThink will notify both
     IpLearn and Daniel S. Mount once the DigitalThink Shares have been registered. It shall be a condition precedent to the obligations of DigitalThink to take any action pursuant to this Section 4 that each of IpLearn and Daniel S. Mount shall furnish to DigitalThink such information regarding itself and himself and the intended method of disposition of the DigitalThink Shares as shall be required to effect the Registration Statement.

(b) DigitalThink agrees to indemnify and hold harmless IpLearn and Daniel S. Mount (each, a "Beneficiary"), its officers and directors, and each person, if any, who controls such Beneficiary, within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as from time to time amended, and the rules and regulations of the SEC promulgated thereunder (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Beneficiary, any of its officers or directors or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus relating to the DigitalThink Shares (as amended or supplemented if DigitalThink will have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged

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     untrue  statement  or omission based upon  information  furnished by such
     Beneficiary or the plan of distribution furnished in writing to DigitalThink by or on behalf of such Beneficiary expressly for use therein.

(c) Each Beneficiary agrees, severally and not jointly, to indemnify and hold harmless DigitalThink, its officers and directors, and each person, if any, who controls DigitalThink within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from DigitalThink to such Beneficiary, but only with reference to information furnished by such Beneficiary or the plan of distribution furnished in writing by or on behalf of such Beneficiary expressly for use in the Registration Statement or any prospectus relating to the DigitalThink Shares, or any amendment or supplement thereto or any preliminary prospectus. The obligations of any Beneficiary pursuant to this Section will not exceed the amount of net proceeds received by such Beneficiary for the relevant DigitalThink Shares.

(d) In case any proceeding or governmental investigation is instituted involving any person in respect of which indemnity may be sought pursuant to subsection (b) or (c) above, such person (the "Indemnified Party") will promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon the request of the Indemnified Party, will retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and will pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party will have the right to retain its own counsel (which counsel will be reasonably accountable to the Indemnifying Party), but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed in writing to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the Indemnifying Party will not, in connection with any proceeding or related proceedings involving one or more Indemnified Parties in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel required under the circumstances) at any time for all such Indemnified Parties, and that all such fees and expenses will be reimbursed as they are submitted in writing for payment. In the case of any such separate firm for the Indemnified Parties, such firm will be designated in writing by the Indemnified Parties or, if the Indemnified Parties are exclusively Beneficiaries, by IpLearn. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party will indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities: (a) in such proportion as is appropriate to reflect the relative benefits received by DigitalThink and Beneficiaries from the offering of the securities; or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (a) above but also the relative fault of DigitalThink and Beneficiaries in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by DigitalThink and Beneficiaries will be deemed to be in the same respective proportions as the total proceeds from the offering (before deducting expenses) received by each of DigitalThink and Beneficiaries, in each case as set forth in the table on the cover page of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of DigitalThink and Beneficiaries will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) DigitalThink and each Beneficiary agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section will be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, each Beneficiary will not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Beneficiary exceeds the amount of any damages which such Beneficiary has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) The indemnity and contribution agreements contained in this Section will remain operative and in full force and effect regardless of: (a) any termination of this Share Agreement or any underwriting agreement; (b) any investigation made by or on behalf of any Indemnified Person or by or on behalf of DigitalThink; and (c) the consummation of the sale or successive resales of the DigitalThink Shares.

5. Representations and Warranties of IpLearn and Daniel S. Mount. Each of IpLearn and Daniel S. Mount represents and warrants to DigitalThink as follows:

(a) It or he has the power and authority to execute, deliver and perform the terms and provisions of this Share Agreement and has taken all action necessary to authorize the execution, delivery and performance of the transactions contemplated in this Share Agreement. With respect to IpLearn only, no other corporate proceeding on the part of IpLearn will be necessary for such authorization, execution, delivery and consummation. It or he has duly executed and delivered this Share Agreement. This Share Agreement constitutes a legal, valid and binding obligation of it or him, enforceable against it or him in accordance with their respective terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and except as enforcement (a) may be limited by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally; (b) is subject to general principles of equity and similar principles, including without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or law; or (c) is subject to the effect of public policy.

(b) It or he is acquiring the DigitalThink Shares for its or his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the DigitalThink Shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

(c) It or he has had such opportunity as it has deemed adequate to obtain from representatives of DigitalThink such information as is necessary to permit it to evaluate the merits and risks of its acquisition of the DigitalThink Shares.

(d) It or he has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the DigitalThink Shares.

(e) It or he is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(f) It or he understands that, at the time of issue, (i) the DigitalThink Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (ii) the DigitalThink Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (iii) the exemption from registration under Rule 144 is not currently available.

A legend substantially in the following form will be placed on each certificate representing the DigitalThink Shares:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

(g) It or he understands that upon registration of the DigitalThink Shares in accordance with Section 4 above, that it or he is free to dispose of the DigitalThink shares pursuant to Section 3 above.

6. Comprehension. Each Party acknowledges to the other Party that it has been represented by independent legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Share Agreement. Each Party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Share Agreement prior to the execution hereof. Each Party has authorized and directed their respective attorneys to execute and deliver such other and further documents as may be required to carry out the terms and conditions of this Share Agreement.

7. Interpretation. The language of this Share Agreement has been approved by counsel for the Parties. The language of this Share Agreement shall be construed as a whole according to its fair meaning and none of the Parties (nor the Parties' respective attorneys) shall be deemed to be the draftsman of this Share Agreement in any action that may hereafter arise between the Parties.

8. Entire Agreement. This Share Agreement and the Settlement Agreement constitute the entire agreement between the Parties and supersede all previous communications, representations, agreements or understandings, either oral or written, between the Parties with respect to the subject matter hereof. In the case of any conflict between the terms of this Share Agreement and the terms of the Settlement Agreement, the terms of the Settlement Agreement shall control. This Share Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto that specifically refers to this Share Agreement.

9. Arbitration. Any dispute or claim arising out of, in relation to, or in connection with this Share Agreement, including without limitation the interpretation, making, performance, breach or termination thereof, but not including any claims of patent infringement or invalidity, shall be finally settled by binding arbitration in San Francisco, California, under and in accordance with the rules and procedures of the American Arbitration Association, by three (3) arbitrators appointed in accordance with said rules. Judgment on the award rendered by the arbitrators may be entered in court. The award shall be final and binding upon the parties. The arbitrators shall apply California and Federal law to the merits of any dispute or claim, without reference to its rules of choice of law. The arbitrators shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefore stated. Each of Licensor and Licensee hereby irrevocably consent to the jurisdiction of state and federal courts located in San Francisco, California. The parties shall share the costs of the arbitration, including administrative and arbitrators' fees, equally. Each party will bear the expense of preparing and presenting its own case in connection with the arbitration (including, but not limited to, its own attorneys' fees and costs of witnesses), except that the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs from the other party. All aspects of the arbitration shall be treated as confidential, except as reasonably necessary for performance and enforcement of any ruling or remedy. Notwithstanding anything to the contrary herein, each party shall have the right to seek injunctive relief in any time and under any circumstances provided however that any suits seeking injunctive relief commenced prior to the termination or expiration of the Share Agreement the prevailing party shall be entitled to recover its reasonable attorneys' fees from the other Party for such injunctive relief.

10. Notices. Any notice or communication required or permitted to be given by either Party hereunder, shall be deemed sufficiently given, if in writing and
(a) hand delivered, (b) deposited with a nationally recognized overnight courier (Federal Express, UPS or the like), (c) mailed postage prepaid by certified or registered mail, return receipt requested, or (d) sent by facsimile transmission with verification of receipt, and will be deemed effective the day of delivery by hand, overnight courier or mail, or the day of transmission if sent by facsimile, and addressed to the Party to whom notice is given as follows:

                  If to IpLearn, to:                 Peter Tong
                                                     Managing Partner
                                                     IPLearn
                                                     1807 Limetree Lane
                                                     Mountain View, CA 94040

                  If to DigitalThink, to:            Attn:  Rob Krolik
                                                     Chief Financial Officer
                                                     DigitalThink, Inc.
                                                     601 Brannan Street
                                                     San Francisco, CA 94107

                  If to Daniel S. Mount, to:         Daniel S. Mount
                                                     Mount & Stoelker
                                                     RiverPark Tower, Suite 1650
                                                     333 West San Carlos
                                                     San Jose, CA  95110

IN WITNESS WHEREOF, intending to be legally bound, the Parties have entered into this Share Agreement as of the Effective Date.


IP Learn, LLC                            DigitalThink, Inc.


By:    /s/ PETER TONG                    By:    /s/ MICHAEL POPE
       ---------------------------------       ---------------------------------

Name:  Peter Tong                        Name:  Michael Pope
       ---------------------------------       ---------------------------------

Title: Managing Partner                  Title: Chief Executive Officer
       ---------------------------------       ---------------------------------

Date:  November 24, 2003                 Date:  November 24, 2003
       ---------------------------------       ---------------------------------


Daniel S. Mount

 /s/ DANIEL S. MOUNT  November 24, 2003
----------------------------------------